EX-99.23g

             DELEGATION, CUSTODY AND INFORMATION SERVICES AGREEMENT


        AGREEMENT dated as of May 14, 1999 between JNL Variable Fund LLC ("Fund"), a Delaware Limited Liability Company organized under the laws of Delaware having its principal office and place of business at 225 West Wacker Drive, Suite 1200, Chicago, IL 60606, Boston Safe Deposit and Trust Company ("Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

                              W I T N E S S E T H:

        WHEREAS, The Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix D subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a Fund" and collectively as the "Funds");

        WHEREAS, The Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian;

        WHEREAS, The Custodian agrees to accept such delegation with respect to Assets held by Eligible Foreign Custodians in the jurisdictions listed on Appendix B as set forth in Article II;

        WHEREAS, The Fund desires to hire the Custodian as a vendor to provide certain information available to the Custodian with respect to foreign jurisdictions, Securities Depositories and Foreign Custodians not listed on Appendix B for which the Board or a delegatee other than the Custodian has the responsibilities described in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5; and

        WHEREAS, The Custodian agrees to provide, as a vendor, the information described in Article IV if, and when available in accordance with the terms and conditions of Article IV.

        WHEREAS, The Fund and the Custodian desire to set forth their agreement with respect to the custody of the Funds' Assets and other property and the processing of securities transactions;

        NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Whenever used in this Agreement or in any Appendices to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a)      "Affiliated  Person" shall have the meaning of the term within
                  Section 2(a) 3 of the 1940 Act.

         (b)      "Agreement"   shall   mean  this   Delegation,   Custody   and
                  Information Services Agreement.

         (c) "Articles" shall mean the Articles of Formation of the Fund as may be amended from time to time.

         (d) "Assets" shall mean any of the Funds' investments and such cash and cash equivalents as are reasonably necessary to effect the Funds' transactions in such investments.

         (e) "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Oral Instructions and Written Instructions on behalf of a Fund and listed in the certification annexed hereto as Appendix A , as may be amended from time to time.

         (f)      "Board" shall mean the Board of Managers of the Fund.

         (g) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

         (h) "Business Day" shall mean any day on which the Fund, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

         (i) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this
                  Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by any two Authorized Persons.

         (j) "Country Risk" means all factors reasonably related to the systematic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country), prevailing custody and settlement practices and laws applicable to the safekeeping and recovery of Assets held in custody.

         (k) "Custodian" shall mean Boston Safe Deposit and Trust Company in its capacity as delegate, custodian or information services provider as required under the terms of each Article.

         (l) "Custody Agreement" shall mean the provisions of Articles I, III and V of this Agreement and any Appendices referenced therein and attached to this Agreement.

         (m) "Information Services Agreement" shall mean the provisions of Articles I and IV and V of this Agreement and any Appendices referenced therein and attached to this Agreement.

         (n) "Foreign Custodian" shall mean: (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the U. S. Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Cedel, First Chicago Clearing Centre or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities are acting in a custodial capacity with respect to Assets or other property of the Fund.

         (o) "Delegation Agreement" shall mean the provisions of Articles I, II and V of this Agreement and any Appendices referenced therein and attached to this Agreement.

         (p) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

         (q) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person or Senior Authorized Person.

         (r)      "Prospectus"  shall  mean  a  Fund's  current  prospectus  and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

         (s) "Rule 17f-5" shall mean Rule 17f-5 promulgated under Section 17(f) of the 1940 Act as such rule (and any successor regulation) may be amended from time to time.

         (t)      "Selected   Countries"  means  the  jurisdictions   listed  on
                  Appendix B as such may be amended from time to time in accordance with Article II.

         (u) "Senior Authorized Person" shall be such individuals so designated on Appendix A.

         (v)      "Shares" refers to shares of beneficial interest of each Fund.

         (w) "Securities Depository" shall mean any entity described in subparagraph (a)(1)(ii) or paragraph (a)(6) of Rule 17f-5 or any other recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository or similar organization. For the avoidance of doubt, the term "Securities Depository" shall include Euroclear, Cedel, First Chicago Clearing Centre or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities are acting in a custodial capacity with respect to Assets or other property of the Funds.

         (x) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for a Fund.

         (y) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person or Senior Authorized Person by any system, including, without limitation, electronic transmissions, facsimile and telex.

         (z) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

                                   ARTICLE II

                              DELEGATION AGREEMENT

1.       Representations.

         (a) Status of Custodian. The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5 and a "Securities Intermediary" as that term is defined in
                  Section 8-102 (A)(4) of Article 8 of the Massachusetts Uniform Commercial Code.

         (b) Fund Determinations and Authorizations. The Board represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Delegation Agreement and that it has made the delegations set forth below, subject to the acceptance of such delegation by the Custodian on the terms and conditions set forth in this Delegation Agreement.

         (c) Fund Responsibilities. The Fund acknowledges and agrees that, except as expressly set forth in this Delegation Agreement, the Fund is solely responsible to assure that the maintenance of each Fund's Assets hereunder complies with applicable laws and regulations, including without limitation the 1940 Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom.

2. Delegation and Custodian's Services.

         (a) Delegation. Subject to the provisions of this Delegation Agreement and the requirements of Rule 17f-5, the Board hereby delegates to, and the Custodian hereby agrees to accept the responsibility for selecting, contracting with and monitoring Foreign Custodians in Selected Countries in accordance with paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5. Pursuant to this delegation, the Board authorizes the Custodian to place and maintain Assets in the care of any Foreign Custodian(s) in the Selected Countries and to enter into, on behalf of a Fund, such written contracts governing the Fund's foreign custody arrangements with such Foreign Custodian(s) as the Custodian deems reasonably appropriate.

         (b) Scope of Delegation. The delegation contained in Section 2(a) applies only to the selection of, contracting with and monitoring of Foreign Custodians located in Selected Countries and only with respect to Assets held by such Foreign Custodians in Selected Countries. The Board and the Custodian agree that nothing in this Delegation Agreement or this Agreement as a whole shall cause or be deemed to cause any delegation to the Custodian of any of the Board's responsibilities with respect to Assets or other property held in Securities Depositories or Assets held by Foreign Custodians in jurisdictions other than Selected Countries.

         (c) Additions to Appendix B. Appendix B may be amended from time to time to add jurisdictions by an instrument in writing signed by an Authorized Person and the Custodian, provided that with respect to any amendment that adds a jurisdiction to Appendix B, the Custodian's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that the Custodian and the Authorized Person have both executed such amendment, or (ii) the time that the Custodian receives a copy of such executed amendment.

         (d) Deletions from Appendix B. The Board may withdraw its delegation with respect to any jurisdiction listed in Appendix B upon written notice to the Custodian. The Custodian shall withdraw its acceptance of delegated authority with respect to any jurisdiction listed in Appendix B upon written notice to the Board. Upon receipt of such notice by the party to whom such notice is given, the Custodian shall have no further responsibilities under this Delegation Agreement with respect to the selecting, contracting with, and monitoring of any Foreign Custodian holding Assets in the removed jurisdiction.

         (e) Reports to Board. Custodian shall provide written reports notifying Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Fund's foreign custody arrangements. Such reports shall be provided to Board initially within 30 days after the execution of this Agreement and thereafter quarterly, except as otherwise agreed by the Custodian and the Fund.

         (f) Monitoring System. In each case in which the Custodian has exercised the authority delegated under this Article II,
                  Section 2 to place Assets with an Foreign Custodian, the Custodian is authorized to, and shall, on behalf of a Fund, establish a system to re-assess or re-evaluate, at least annually (i) the appropriateness of maintaining Assets with such Foreign Custodian and (ii) the contract governing the Fund's arrangements with such Foreign Custodian.

3.       Guidelines and Procedures.

         (a)      Country  Risk. In exercising  its  delegated  authority  under
                  Article II, Section 2, the Custodian may assume, for all purposes, that the Board (or the Fund's investment adviser, pursuant to authority delegated by the Board) has considered, and, pursuant to its fiduciary duties to the Funds and the Fund's shareholders, determined to accept, Country Risk. In exercising its delegated authority under Article II, Section 2, the Custodian may also assume that the Board (or the Fund's investment adviser, pursuant to authority delegated by the Board) has, and will continue to, monitor such Country Risk to the extent the Board deems necessary or appropriate. Nothing in this Delegation Agreement shall require the Custodian to make any selection or to engage in any monitoring on behalf of a Fund (i) that would entail consideration of Country Risk or
                  (ii) otherwise in connection with any Securities Depository or Foreign Custodians in jurisdictions other than Selected Countries.

         (b) Standard of Care for Selection of Eligible Foreign Custodians. In exercising the authority delegated under Article II,
                  Section 2, to place Assets with a Foreign Custodian in a Selected Country, the Custodian shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the Selected Country in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including the factors set forth in Rule 17f-5(c)(1)(i)-(iv).

         (c) Standard for Contracting with Eligible Foreign Custodians. In exercising the authority delegated under Article II, Section 2, to enter into a written contract governing a Fund's foreign custody arrangements with a Foreign Custodian in a Selected Country, the Custodian shall determine that such contract provides reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

         (d) Standard of Care for Delegated Authority. In exercising the authority delegated under Article II, Section 2, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having direct responsibility for the safekeeping of the Assets would exercise.

                                   ARTICLE III

                               CUSTODY PROVISIONS

1.      Appointment of Custodian.

         (a) The Board hereby constitutes and appoints the Custodian as custodian of all the Assets and monies at the time owned by or in the possession of the Funds during the period of this Agreement.

         (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth

2.       Custody of Cash and Securities.

         (a) Receipt and Holding of Assets. The Funds will deliver or cause to be delivered to the Custodian all Assets and monies owned by them at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Assets and monies until actually received by it. The Board hereby specifically authorizes the Custodian to hold Assets or other property of the Funds with any domestic subcustodian, Foreign Custodian or Securities Depository. Assets and monies of the Funds deposited in a Securities Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

         (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account in the name of each Fund and shall credit to such separate accounts all monies, Assets and other property received by it for the account of each Fund and shall disburse the same only:

                  1.       In  payment   for   Securities   purchased   for  the
                           applicable Fund;

                  2. In payment of dividends or distributions with respect to the Shares;

                  3. In payment of original issue or other taxes with respect to the Shares;

                  4. In payment for Shares which have been redeemed by the applicable Fund;

                  5. Pursuant to Written Instructions received by a Senior Authorized Person setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this sub-section 2(b), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Written Instructions which it, reasonably and in good faith, believes to be received from Senior Authorized Persons; or

                  6. In payment of fees and in reimbursement of the reasonable expenses and liabilities of the Custodian attributable to the applicable Fund, as provided in
                           Article III, Section 9(I) and Article V, Section 1.

         (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish by Facsimile each Fund with confirmations and a summary of all transfers to or from the account of the Fund during said Business Day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Fund. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the Assets and monies held for the Fund under this Custody Agreement.

         (d) Registration of Securities and Physical Separation. The Custodian is authorized to hold all Assets, or other property of each Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Assets or other property of each Fund in the name of the Trust or the Fund, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Custodian will credit to each Fund's Account at the Custodian such Assets or other property of the respective Fund. The Custodian is hereby authorized to deposit with, and hold Assets or other property of the applicable Fund with any Securities Depository. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Assets which it may hold for the account of the applicable Fund and which may from time to time be registered in the name of the Trust or the applicable Fund. The Custodian shall hold all such Assets specifically allocated to the applicable Fund which are not held in a Securities Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

         (e) Segregated Accounts. Upon receipt of a Written Instruction, the Custodian will establish segregated accounts on behalf of the applicable Fund to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated account only as it shall be directed by subsequent Written Instruction.

         (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of a Securities Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Funds in accordance with this Agreement:

                  1. Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to Assets held in the account;

                  2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Funds for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Funds and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Funds for any loss by the Funds for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Funds specifying the time, place and manner for the presentment of any such put bond owned by the Funds and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Funds with respect to put bonds, unless the Custodian has not acted in a reasonably prudent manner in transmitting information with respect to the accuracy, completeness or furnishings of such notice;

                  3. Surrender Securities in temporary form for definitive Securities;

                  4. Promptly execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                  5. Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Fund.

         (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 2(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of a Securities Depository, shall:

                  1. Execute and promptly deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the applicable Fund as owner of any Securities may be exercised;

                  2. Deliver or cause to be delivered any Securities held for the applicable Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  3. Deliver or cause to be delivered any Securities held for the applicable Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Custody Agreement in the separate account for the Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the applicable Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  5. Deliver Securities upon sale of such Securities for the account of the applicable Fund pursuant to
                           Section 3;

                  6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the applicable Fund;

                  7. Deliver Securities owned by the applicable Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

                  8. Deliver Securities in connection with any loans of Securities made by the Funds but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Funds, which may be in the form of cash or U.S. government securities or a letter of credit;

                  9. Deliver Securities as security in connection with any borrowings by the Funds requiring a pledge of the applicable Fund's assets, but only against receipt of amounts borrowed;

                  10. Deliver Securities upon receipt of Written Instructions from a Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

                  11. Deliver Securities as collateral in connection with short sales by a Fund of common stock for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

                  12.      Deliver   Securities   for  any   purpose   expressly
                           permitted  by  and  in  accordance   with  procedures
                           described in the Fund's Prospectus; and

                  13. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to
                           Written Instructions, a certified copy of a resolution of the Board signed by an Authorized Person and certified by the Secretary of the Funds, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

                  Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for the acts or omissions of any agent appointed under paragraph (f) of Section 9 pursuant to Oral or Written Instructions including, but not limited to, any broker-dealer or other entity designated by a Fund or its investment advisor to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

         (h) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Fund.

3.      Settlement of Funds Transactions.

         (a) Customary Practices. Notwithstanding anything to the contrary in this Agreement, the Custodian is authorized to settle transactions in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash and, in such circumstances, the Fund shall have responsibility for nondelivery of Securities or other property (or late delivery) or nonreceipt of payments of monies (or late payment) by the counterparty, provided, however, that in such an event, the Custodian agrees to provide reasonable assistance to the Fund in order to consummate such incomplete transaction(s) .

         (b) Contractual Income. The Custodian shall credit the applicable Fund with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt as agreed between the Custodian and the Fund. To the extent the Fund and the Custodian have agreed to credit income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that it will not receive such amount.

       (c) Contractual Settlement. The Custodian will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting as agreed between the Fund and the Custodian. To the extent the Fund and the Custodian have agreed to settle certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement where the related transaction remains unsettled in accordance with established procedures.

4.       Lending of Securities.

         The Custodian may lend the assets of the Funds in accordance with the terms and conditions of a separate securities lending agreement, approved by the Fund.

5.       Payment of Dividends or Distributions.

         (a) The Fund shall furnish to the Custodian the vote of the Board certified by the Secretary (i) authorizing the declaration of distributions on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Funds, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

         (b) Upon the payment date specified in such vote, Oral Instructions or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Fund.

6.       Sale and Redemption of Shares of the Funds.

         (a)      Whenever a Fund shall sell any Shares, that Fund shall deliver
                  or  cause  to  be  delivered   to  the   Custodian  a  Written
                  Instruction duly specifying:

                  1.       The number of Shares sold, trade date, and price; and

                  2. The amount of money to be received by the Custodian for the sale of such Shares.

                  The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

         (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the applicable Fund.

         (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 6, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

         (d)      Except  as  provided   hereafter,   whenever  any  Shares  are
                  redeemed, a Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

                  1.       The number of Shares redeemed; and

                  2.       The amount to be paid for the Shares redeemed.

                  The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

         (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 6.

         (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Funds, the Custodian, unless otherwise instructed by a Written Instruction shall, upon receipt of advice from the Funds or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Funds in such advice for such purpose.

7.       Indebtedness.

         (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the a Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Funds, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Funds on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through a Securities Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

         (b) Upon receipt of the Written Instruction referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein granted to the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section 7. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instruction all of the information required by this Section 7, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

8.       Persons Having Access to Assets of the Funds.

         (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Funds held by the Custodian or be authorized or permitted to withdraw any investments of the Funds, nor shall the Custodian deliver any assets of the Funds to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Funds.

         (b) Nothing in this Section 8 shall prohibit any duly authorized officer, employee or agent of the Fund, including the Fund's independent public accountants or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Funds or of the Fund's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Funds prohibited by paragraph (a) of this Section 8.

9.       Concerning the Custodian.

         (a) Standard of Conduct. Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence, recklessness, or willful misconduct of the Custodian or its breach of this Agreement. The Custodian will use reasonable care in the performance of its duties under this contract. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel with substantial experience in the subject matter concerning such questions of the law, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it reasonably and in good faith in conformity with such advice or opinion.

         (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  1. The validity of the issue of any Securities purchased by the Funds, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  2. The legality of the sale of any Securities by the Funds or the propriety of the amount for which the same are sold;

                  3.       The  legality of the issue or sale of any Shares,  or
                           the   sufficiency   of  the  amount  to  be  received
                           therefor;

                  4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  5. The legality of the declaration or payment of any distribution of the Funds;

                  6.       The   legality  of  any   borrowing   for   temporary
                           administrative or emergency purposes.

         (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Funds until the Custodian actually receives and collects such money.

         (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Funds from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Custody Agreement.

         (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and
                  (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         (f) Appointment of Subcustodians. (i) The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Funds.The Custodian is also hereby authorized to place Assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Cedel, First Chicago Clearing Centre or any other transnational depository.

         (g)      No Duty to Ascertain  Authority.  The  Custodian  shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Funds are such as may properly be held by the Funds under the provisions of the Articles and the Prospectus.

         (h) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person or a Senior Authorized Person. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by such person. The Funds agree to forward to the Custodian Written Instructions from an Authorized Person or Senior Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Funds agree that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Funds. The Funds agree that the Custodian shall incur no liability to the Funds in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person or Senior Authorized Person. The Custodian shall be under no duty to question any direction of an Authorized Person or a Senior Authorized Person with respect to the portion of the account over which such person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person or Senior Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

         (i) Overdraft Facility and Security for Payment. In the event that the Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 9(h) hereof) to make any payment or transfer of monies on behalf of the Funds for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Funds, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Funds in an amount sufficient to allow the completion of such payment or transfer. The Custodian shall promptly notify the Funds (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Funds and the Custodian may agree. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day after receipt of an Overdraft Notice, unless otherwise agreed by the Funds and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Funds at a rate agreed upon from time to time, by the Custodian and the Funds. The Custodian and the Funds acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other emergency expenses not reasonably foreseeable by the Funds. To secure payment of any Overdraft, the Funds hereby grant to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's accounts from time to time in the full amount of such Overdraft. Should the Funds fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the applicable Fund's account and to liquidate Securities in the account as is necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

                                   ARTICLE IV

                         INFORMATION SERVICES AGREEMENT

The following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time.

1.       Provisions of Information

         In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, to the Fund's investment advisers, the information set forth in Article IV, Section 2 with respect to Foreign Custodians and Securities Depositories which hold Securities, Assets, or other property of the Funds and the systems and environment for securities processing in the jurisdiction in which such Foreign Custodians or Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.

2.        Information to be Provided

          Country Information
          Settlement Environment
          Depository
          Settlement Period
          Trading
          Security Registration
          Currency
          Foreign Investment Restrictions
          Entitlements
          Proxy Voting
          Foreign Taxation

         Depository Information (if applicable to the Country)
               Name
               Information relative to Determining Compulsory or Voluntary
                  Status of the Facility
               Type of Entity
               Ownership Structure
               Operating History
               Eligible Instruments
               Security Form
               Financial Data
               Regulator
               External Auditor

         Subcustodian Information
               Financial Information
               Regulator
               External Auditor
               How Securities are Held
               Operational Capabilities
               Insurance Coverage

         Information on the Following Legal Questions

               Would the applicable foreign law restrict the access afforded the independent public accountants of the Funds to books and records kept by a foreign custodian?

               Would the applicable foreign law restrict the ability of the Funds to recover their assets in the event of bankruptcy of the foreign custodian?

               Would the applicable foreign law restrict the ability of the Funds to recover assets that are lost while under the control or in the custody of the foreign custodian?

               What are the foreseeable difficulties in converting the Fund's cash from the relevant foreign currency into U.S. dollars?

3.  Liability and Warranties

The Custodian will use reasonable best efforts to ensure that the information provided pursuant to Article IV, Section 1 is accurate and current as of time of provision. However, due to the nature and source of this information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information if the Custodian acted reasonably. The Custodian makes no other warranty or condition, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this Article IV.

                                    ARTICLE V

                              ADDITIONAL PROVISIONS

1.       Compensation.

         (a) The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, such reasonable compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge against any monies held on behalf of the Funds pursuant to this Agreement such reasonable compensation and any reasonable expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of the Funds pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Funds, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities.

         (b) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund.

         (c) Any compensation agreed to hereunder may be adjusted from time to time by a revised Fee Schedule, dated and signed by a Senior Authorized Person or authorized representative of each party hereto.

         (d) The Custodian will bill the Fund for services rendered hereunder as soon as practicable after the end of each calendar month but in no event later than the 15th day of the month following the month in which such services were rendered. The Fund will promptly pay to the Custodian the amount of such billing unless such fees have been previously debited under Section 1(a). In making payments to service providers pursuant to Written Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

2.       Insolvency of Eligible Foreign Custodians.

         The Custodian shall not be responsible or liable for any losses or damages suffered by the Funds arising as a result of the insolvency of any Foreign Custodian except with respect to any Foreign Custodian in any Selected Country which the Custodian appointed in accordance with the provisions of Article II but only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3.       Liability for Depositories.

         The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Funds with any Securities Depository.

4.       Damages.

         Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Delegate, Custodian or information vendor.

5.       Limitation of Liability.

         The Funds and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Funds, individually, but are binding only upon the assets and property of the Fund, as provided in the Articles. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund, and signed by an authorized officer of the Fund, acting as such. Neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Funds individually or to impose any liability on any of them or any shareholder of the Funds personally, but shall bind only the assets and property of the Fund as provided in the Master Trust Agreement.

6.       Term and Termination.

         (a) This Agreement and any portion thereof shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.

         (b) Either of the parties hereto may terminate this Agreement as a whole or may terminate either the Delegation Agreement or the Information Services Agreement individually or the Delegation Agreement collectively by giving to the other party a notice in writing specifying the date and scope of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified vote of the Board, electing to terminate this Agreement or the applicable portion thereof .

                  In the event such notice is given by the Custodian of any termination which includes the Custody Agreement, the Fund shall, on or before the termination date, deliver to the Custodian a certified vote of the Board, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities and monies then owned by the Funds, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement or the portion so terminated, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Funds.

         (c) Upon the date set forth in such notice under paragraph (b) of this Section 6, this Agreement or portion thereof shall terminate to the extent specified in such notice, and if the Custody Agreement is terminated the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Funds, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled as set forth in this Agreement.

         (d) If there is a material default in the Agreement by either party, the non-defaulting party may immediately terminate the Agreement pursuant to the procedures set forth in Section 6(b) and the non-defaulting party shall be entitled to reasonable attorney's fees.

7.       Force Majeure.

         Notwithstanding anything in this Agreement to the contrary, neither the Custodian nor the Fund shall be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar or third-party event. This Section shall survive the termination of this Agreement.

8. Inspection of Books and Records.

         The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate staff of the Securities and Exchange Commission.

9.       Miscellaneous.

         (a) Annexed hereto as Appendix C is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present Authorized and Senior Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present person ceases to be such an Authorized Person or Senior Authorized Person or in the event that other or additional persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized and Senior Authorized Persons as set forth in the last delivered certification.

         (b) Annexed hereto as Appendix A is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

         (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if actually received by the Custodian at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

         (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if actually received by the Fund at its offices at 225 West Wacker Drive, Suite 1200, Chicago, IL 60606 or at such other place as the Fund may from time to time designate in writing.

         (e) Except as provided in Article II, Section 2 this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement (i) authorized, or ratified and approved by a vote of the Board of Trustees of the Fund, including a majority of the members of the Board of Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), or (ii) authorized, or ratified and approved by such other procedures as may be permitted or required by the 1940 Act.

         (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board of Trustees of the Fund provided, however, that the Custodian may assign the Agreement to an Affiliated Person and any attempted assignment without such written consent shall be null and void. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

         (g)      The Fund  represents that a copy of the Master Trust Agreement
                  is  on  file  with  the  Secretary  of  the   Commonwealth  of
                  Massachusetts and with the Boston City Clerk.

         (h) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         (i) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         (k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform under this Agreement and that this Agreement does not violate, breach, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

         (l) Custodian convenants that it will maintain financial insurance coverage for its operations, including errors and omissions, directors and officers and Fidelity bond insurance.

         (m) The parties agree that information disclosed between the parties, including but not limited to information learned by one party from the other party's employees, agents or through inspection of its property, that relates to it or its affiliates' (which includes any entity controlling or under the common control of such party) products, designs, business plans, business opportunities, finances, research, development, know-how, personnel, third-party confidential information, the terms and conditions of this Agreement, information regarding either party's or its affiliates' customers and the existence of the discussion between the parties will be considered and referred to collectively in this Agreement as "Confidential Information," provided that information disclosed by the disclosing party (the "discloser") will be considered Confidential Information by the receiving party (the "recipient"). Confidential Information, however, does not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of the recipient;  (2) the  recipient  can  demonstrate  to have  had rightfully in its possession free of any obligation of Confidentiality; (3) is independently developed by the recipient without the use of any Confidential Information; or
                  (4) the recipient rightfully obtains from a third party who has the right to transfer or disclose it or if such party does not have such right, then the recipient had no reason to know of such circumstance and no actual knowledge of such circumstance.

                  The recipient will not disclose, publish, or disseminate Confidential Information to anyone other than those of its employees or consultant (or its affiliates' or subsidiaries' employees or consultants) with a need to know, and the recipient agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. The recipient agrees to accept Confidential Information for the sole purpose of the performance of its duties in connection with this Agreement. The recipient agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of the discloser in each instance.

                  All Confidential Information, and any Derivative thereof, whether created by the recipient or the discloser, remains the property of the discloser and no license or other rights to Confidential Information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (1) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (2) for patentable or patented material, or any improvement thereon; and (3) for material which is protected by trade secret, any new material derived from such existing trade secret material, including any new material which may be protected by copyright, patent and/or trade secret.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                         JNL VARIABLE FUND LLC

                                         By:  /s/ Andrew B. Hopping
                                              ----------------------------
                                         Name:  Andrew B. Hopping
                                         Title:  President

                                         BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                         By:  /s/ Christopher Healey
                                              ----------------------------
                                         Name:  Christopher Healey
                                         Title:  Vice President

                                   APPENDIX A


        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of the State of Delaware (the "Fund"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

  Name                      Position                    Signature


  Andrew B. Hopping         President and Chief
                            Executive Officer           /s/  Andrew B. Hopping

  Robert A. Fritts          Vice President,             /s/  Robert A. Fritts
                            Treasurer and Chief
                            Financial Officer

  Thomas J. Meyer           Vice President, Counsel     /s/  Thomas J. Meyer
                            and Secretary

  Mark D. Nerud             Vice President and          /s/  Mark D. Nerud
                            Assistant Treasurer

  Amy D. Eisenbeis          Vice President and          /s/  Amy D. Eisenbeis
                            Assistant Secretary

  William V. Simon          Employee of Jackson         /s/  William V. Simon
                            National Financial
                            Services, LLC

  Elsa Chessani             Employee of Jackson         /s/  Elsa Chessani
                            National Financial
                            Services, LLC


                                                        By: /s/  Thomas J. Meyer
                                                            --------------------
                                                            Secretary
                                                            Dated

                                   APPENDIX B
                               SELECTED COUNTRIES


ARGENTINA                                                     KOREA, REPUBLIC OF
AUSTRALIA                                                     LUXEMBOURG
AUSTRIA                                                       MALAYSIA
BANGLADESH                                                    MAURITIUS
BELGIUM                                                       MEXICO
BERMUDA                                                       NAMIBIA
BOTSWANA                                                      THE NETHERLANDS
BRAZIL                                                        NEW ZEALAND
CANADA                                                        NORWAY
CHILE                                                         PAKISTAN
CHINA, PEOPLES' REPUBLIC OF                                   PERU
COLOMBIA                                                      THE PHILIPPINES
CYPRUS                                                        POLAND
THE CZECH REPUBLIC                                            PORTUGAL
DENMARK                                                       SINGAPORE
EGYPT                                                         SLOVAK REPUBLIC
FINLAND                                                       SOUTH AFRICA
FRANCE                                                        SPAIN
GERMANY                                                       SRI LANKA
GHANA                                                         SWEDEN
GREECE                                                        SWITZERLAND
HONG KONG                                                     TAIWAN
HUNGARY                                                       THAILAND
INDIA                                                         TURKEY
INDONESIA                                                     UNITED KINGDOM
IRELAND                                                       URUGUAY
ISRAEL                                                        VENEZUELA
ITALY                                                         ZAMBIA
JAPAN                                                         ZIMBABWE
KENYA

                                   APPENDIX C



        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of the State of Delaware (the "Fund"), do hereby certify that:

        The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Master Trust Agreement and the specimen signatures set forth opposite their respective names are their true and correct signatures:

        Name             Position                    Signature

Andrew B. Hopping        President and Chief         /s/  Andrew B. Hopping
                         Executive Officer

Robert A. Fritts         Vice President,             /s/  Robert A. Fritts
                         Treasurer and Chief
                         Financial Officer

Thomas J. Meyer          Vice President, Counsel     /s/  Thomas J. Meyer
                         and Secretary

Mark D. Nerud            Vice President and          /s/  Mark D. Nerud
                         Assistant Treasurer

Amy D. Eisenbeis         Vice President and          /s/  Amy D. Eisenbeis
                         Assistant Secretary


                                                     By: /s/  Thomas J. Meyer
                                                         -----------------------
                                                         Secretary
                                                         Dated

                              JNL Variable Fund LLC
                                  Fee Schedule

                                 April 20, 1999



Safekeeping & Transaction Fees:

United States

         3/4 (.000075) basis point on U.S. assets
         $7 per DTC, Fed or PTC transaction
         $25 per physical transaction


                                    Developed
Category I

Canada                Japan               4.0 basis points on the market value
Cedel                 The Netherlands     $20 per buy/sell transaction
Euroclear             United Kingdom
Germany               Switzerland


Category II

Belgium               New Zealand         5.5 basis points on the market value
Denmark               Norway              $40 per buy/sell transaction
France                South Africa
Ireland               Spain
Italy                 Sweden
Australia


Category III

Austria               Argentina           8.0 basis points on market value
Finland               Brazil              $50 per buy/sell transaction
Malaysia              Singapore
Mexico                Thailand
S. Korea              Sri Lanka
Hong Kong

                                  Intermediate
Category IV

Greece                Czech Republic      14.0 basis points on market value
Philippines           Israel              $50 per buy/sell transaction
Turkey                Portugal
Zimbabwe
Indonesia


Category V

Botswana              Luxembourg          22.0 basis points on market value
Poland                China               $60 per buy/sell transaction
Slovak Republic       Taiwan
Ghana


                                    Emerging
Category VI

Egypt                 Uruguay             42.0 basis points on market value
Bermuda               Kenya               $85 per buy/sell transaction
Colombia              Peru
Bangladesh            Cyprus
Hungary               Mauritius
Jordan                Venezuela
Pakistan              India
Russia                Estonia
Chile                 Ecuador


Other Fees:
       - $30 per foreign exchange contract executed outside Boston Safe Deposit & Trust
       - $5.00 per wire transfer (out)
       - $5.00 per paydown

Client Reporting Service   Includes 2 User ID's.

Options and Futures                 $250 per broker relationship
                                    (Assumes utilization of Boston Safe
                                    boilerplate agreement)
                                    $7  per   futures transaction
                                    $5 per margin variation wire
                                    $20 per options round-trip

Comments:

o Boston Safe/Mellon Trust will pass through all out-of-pocket costs associated with international custody including, but not limited to, registration fees, stamp duties, etc.

o Any communication and hardware expenses incurred by JNL Variable Fund LLC required to support a data transmission between Boston Safe/Mellon Trust and any operating unit or agent of JNL Variable Fund LLC including terminals, printers, leased lines, will be the responsibility of JNL Variable Fund LLC.

o Boston Safe/Mellon Trust guarantees this fee schedule for three (3) years from inception.

o        Fees are payable monthly.

BOSTON SAFE DEPOSIT AND TRUST COMPANY



By:        /s/ Christopher Healey
           ----------------------------
Title:     Vice President
           ----------------------------
Date:      5-6-99
           ----------------------------



JNL Variable Fund LLC

By:        /s/ Mark Nerud
           ----------------------------
Title:     Vice President
           ----------------------------
Date:      4/23/99
           ----------------------------